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                                                                 EXHIBIT 4.3

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                           BARNETT AUTO TRUST 1997-A

                                TRUST AGREEMENT

                                    between

                         BARNETT AUTO RECEIVABLES CORP.

                                      and

                              THE BANK OF NEW YORK


                          Dated as of September 1, 1997

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                                TABLE OF CONTENTS

                                                                        PAGE
                                                                       ------

                              ARTICLE I--DEFINITIONS

SECTION 1.1.  CAPITALIZED TERMS......................................     1
SECTION 1.2   OTHER DEFINITIONAL PROVISIONS..........................     3


                             ARTICLE II--ORGANIZATION

SECTION 2.1.  NAME...................................................     4
SECTION 2.2.  OFFICE.................................................     4
SECTION 2.3.  PURPOSES AND POWERS....................................     4
SECTION 2.4.  APPOINTMENT OF OWNER TRUSTEE...........................     5
SECTION 2.5.  INITIAL CAPITAL CONTRIBUTION OF TRUST ESTATE...........     5
SECTION 2.6.  DECLARATION OF TRUST...................................     5
SECTION 2.7.  LIABILITY OF THE DEPOSITOR.............................     5
SECTION 2.8.  TITLE TO TRUST PROPERTY................................     6
SECTION 2.9.  SITUS OF TRUST.........................................     6
SECTION 2.10. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR........     6
SECTION 2.11. [RESERVED].............................................     7
SECTION 2.12. FEDERAL INCOME TAX ALLOCATIONS.........................     7


                ARTICLE III--TRUST CERTIFICATES AND TRANSFER OF INTERESTS

SECTION 3.1.  INITIAL OWNERSHIP......................................     7
SECTION 3.2.  THE TRUST CERTIFICATES.................................     7
SECTION 3.3.  AUTHENTICATION OF TRUST CERTIFICATES...................     8
SECTION 3.4.  REGISTRATION OF TRANSFER AND EXCHANGE OF TRUST
              CERTIFICATES...........................................     8
SECTION 3.5.  MUTILATED, DESTROYED, LOST OR STOLEN TRUST
              CERTIFICATES...........................................     8
SECTION 3.6.  PERSONS DEEMED CERTIFICATEHOLDERS......................     9
SECTION 3.7.  ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND
              ADDRESSES..............................................     9
SECTION 3.8.  MAINTENANCE OF OFFICE OR AGENCY........................    10
SECTION 3.9.  APPOINTMENT OF PAYING AGENT............................    10
SECTION 3.10. [RESERVED].............................................    11
SECTION 3.11. [RESERVED].............................................    11
SECTION 3.12. [RESERVED].............................................    11
SECTION 3.13. [RESERVED].............................................    11
SECTION 3.14. [RESERVED].............................................    11
SECTION 3.15. [RESERVED].............................................    11
SECTION 3.16. [RESERVED].............................................    11
SECTION 3.17. TRUST CERTIFICATE TRANSFER RESTRICTIONS................    11

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                      ARTICLE IV--ACTIONS BY OWNER TRUSTEE

SECTION 4.1.  PRIOR NOTICE TO OWNERS WITH RESPECT TO CERTAIN
              MATTERS................................................    13
SECTION 4.2.  ACTION BY CERTIFICATEHOLDERS WITH RESPECT TO CERTAIN
              MATTERS................................................    13
SECTION 4.3.  ACTION BY CERTIFICATEHOLDERS WITH RESPECT TO
              BANKRUPTCY.............................................    13
SECTION 4.4.  RESTRICTIONS ON CERTIFICATEHOLDERS' POWER..............    14
SECTION 4.5.  MAJORITY CONTROL.......................................    14
SECTION 4.6.  EXECUTION OF DOCUMENTS.................................    14


              ARTICLE V--APPLICATION OF TRUST FUNDS: CERTAIN DUTIES

SECTION 5.1.  [RESERVED].............................................    15
SECTION 5.2.  DISTRIBUTIONS TO CERTIFICATEHOLDERS....................    15
SECTION 5.3.  [RESERVED].............................................    15
SECTION 5.4.  METHOD OF PAYMENT......................................    15
SECTION 5.5.  NO SEGREGATION OF MONIES; NO INTEREST..................    16
SECTION 5.6. ACCOUNTING AND REPORTS TO THE NOTEHOLDERS, CERTIFICATEHOLDERS, THE INTERNAL REVENUE SERVICE AND
              OTHERS.................................................    16
SECTION 5.7.  SIGNATURE ON RETURNS; TAX MATTERS PARTNER..............    16


                 ARTICLE VI--AUTHORITY AND DUTIES OF OWNER TRUSTEE

SECTION 6.1.  GENERAL AUTHORITY......................................    17
SECTION 6.2.  ACTION UPON INSTRUCTION................................    17
SECTION 6.3.  NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN
              INSTRUCTIONS...........................................    18
SECTION 6.4.  NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR
              INSTRUCTIONS...........................................    19
SECTION 6.5.  RESTRICTIONS...........................................    19
SECTION 6.6.  NOTICE OF DEFAULT UNDER INDENTURE......................    19


                    ARTICLE VII--CONCERNING THE OWNER TRUSTEE

SECTION 7.1.  ACCEPTANCE OF TRUSTS AND DUTIES........................    19
SECTION 7.2.  FURNISHING OF DOCUMENTS................................    21
SECTION 7.3.  REPRESENTATIONS AND WARRANTIES.........................    21
SECTION 7.4.  RELIANCE; ADVICE OF COUNSEL............................    21
SECTION 7.5.  NOT ACTING IN INDIVIDUAL CAPACITY......................    22
SECTION 7.6.  OWNER TRUSTEE NOT LIABLE FOR TRUST CERTIFICATES OR
              RECEIVABLES............................................    22
SECTION 7.7.  OWNER TRUSTEE MAY OWN TRUST CERTIFICATES AND NOTES.....    22


                  ARTICLE VIII--COMPENSATION OF OWNER TRUSTEE

SECTION 8.1.  OWNER TRUSTEE'S FEES AND EXPENSES......................    23
SECTION 8.2.  INDEMNIFICATION........................................    23
SECTION 8.3.  PAYMENTS TO THE OWNER TRUSTEE..........................    23

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                 ARTICLE IX--DISSOLUTION AND TERMINATION OF TRUST

SECTION 9.1.   TERMINATION OF TRUST AGREEMENT........................    23
SECTION 9.2.   [RESERVED]............................................    25


           ARTICLE X--SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

SECTION 10.1.  ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE............    25
SECTION 10.2.  RESIGNATION OR REMOVAL OF OWNER TRUSTEE...............    25
SECTION 10.3.  SUCCESSOR OWNER TRUSTEE...............................    26
SECTION 10.4.  MERGER OR CONSOLIDATION OF OWNER TRUSTEE..............    26
SECTION 10.5.  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.........    27


                           ARTICLE XI--MISCELLANEOUS

SECTION 11.1   SUPPLEMENTS AND AMENDMENTS............................    28
SECTION 11.2.  NO LEGAL TITLE TO OWNER TRUST ESTATE IN
               CERTIFICATEHOLDERS....................................    29
SECTION 11.3.  LIMITATIONS ON RIGHTS OF OTHERS.......................    29
SECTION 11.4.  NOTICES...............................................    30
SECTION 11.5.  SEVERABILITY..........................................    30
SECTION 11.6.  SEPARATE COUNTERPARTS.................................    30
SECTION 11.7.  SUCCESSORS AND ASSIGNS................................    30
SECTION 11.8.  [RESERVED]............................................    30
SECTION 11.9.  NO PETITION...........................................    30
SECTION 11.10. NO RECOURSE...........................................    31
SECTION 11.11. HEADINGS..............................................    31
SECTION 11.12. GOVERNING LAW.........................................    31
SECTION 11.13. [RESERVED]............................................    31
SECTION 11.14. SERVICER..............................................    31

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                            TRUST AGREEMENT DATED AS OF SEPTEMBER 1, 1997
                        BETWEEN BARNETT AUTO RECEIVABLES CORP., A NEVADA CORPORATION, AS DEPOSITOR, AND THE BANK OF NEW YORK, A NEW YORK BANKING CORPORATION, AS OWNER TRUSTEE.


                                   ARTICLE I.

                                  DEFINITIONS

    SECTION 1.1. Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

    "Agreement" shall mean this Trust Agreement, as the same may be amended and supplemented from time to time.

    "Basic Documents" shall mean the Sale and Servicing Agreement, the Indenture, the Certificate Depository Agreement, the Note Depository Agreement and the other documents and certificates delivered in connection therewith.

    "BDFS" means Barnett Dealer Financial Services, Inc., a Florida corporation.

    "Benefit Plan" shall have the meaning assigned to such term in Section
3.17.

    "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, Section 12 Del. Code Section 3801 et seq., as the same may be amended from time to time.

    "Certificate" means a certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form of Exhibit A attached hereto.

    "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit B to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

    "Certificate Register" and "Certificate Registrar" shall mean the register mentioned and the registrar appointed pursuant to Section 3.4.

    "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

    "Corporate Trust Office" shall mean, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at 101 Barclay Street, Floor 12 East, New York, New York 10286, Attention: Corporate Trust Asset Backed Finance Unit; or at such other address as the Owner Trustee may designate by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Certificateholders and the Depositor).


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    "Delaware Trustee" shall have the meaning assigned to such term in
Section 10.1.

    "Depositor" shall mean Barnett Auto Receivables Corp., as the depositor of the Receivables, and each successor to Barnett Auto Receivables Corp., (in the same capacity) to the extent permitted hereunder.

    "ERISA" shall have the meaning assigned to such term in Section 3.17.

    "Expenses" shall have the meaning assigned to such term in Section 8.2.

    "Holder" or "Certificateholder" shall mean the Person in whose name a Trust Certificate is registered on the Certificate Register.

    "Indemnified Parties" shall have the meaning assigned to such term in
Section 8.2.

    "Note Depository Agreement" shall mean the agreement among the Trust, the Trustee, the Servicer and The Depository Trust Company, as the initial Clearing Agency, dated as of one Business Day prior to the Closing Date, relating to the Notes, as the same may be amended or supplemented from time to time.

    "Owner Trust Estate" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to
Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement.

    "Owner Trustee" shall mean The Bank of New York, a New York banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

    "Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.9.

    "Percentage Interest" shall mean with respect to any Trust Certificate, the percentage interest of ownership in the Trust represented thereby as set forth on the face thereof.

    "Record Date" shall mean, with respect to any Distribution Date, the close of business on the last day of the calendar month preceding such Distribution Date.

    "Responsible Officer" shall mean, when used with respect to the Owner Trustee, any officer assigned to the Corporate Trust Office of the Owner Trustee, including any Vice President, any Assistant Vice President, any trust officer or any other officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers or any agent acting under a power of attorney from the Owner Trustee,

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having responsibility for the administration of this Trust Agreement, as the case may be, and also, with respect to a particular matter relating to the Trust, any other officer of the Owner Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with such matter. Any notice given to the address and in the manner specified in Section 11.4 hereof shall be deemed to be given to a Responsible Officer.

    "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement among the Trust, Barnett Auto Receivables Corp., as seller and BDFS, as servicer and. as sponsor, dated as of September 1, 1997, as the same may be amended and supplemented from time to time.

    "Secretary of State" shall mean the Secretary of State of the State of Delaware.

    "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

    "Trust" shall mean the trust established by this Agreement.

    "Trust Certificate" shall mean a Certificate.

    SECTION 1.2. Other Definitional Provisions.

    (a) Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

    (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

    (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

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    (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

    (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                  ARTICLE II.

                                  ORGANIZATION

    SECTION 2.1. Name. The Trust created hereby shall be known as "Barnett Auto Trust 1997-A", in which name the Owner Trustee may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

    SECTION 2.2. Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office, or at the office of the Delaware Trustee, if one exists, or at such other address as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

    SECTION 2.3. Purposes and Powers. (a) The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities:

        (i) to issue the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Agreement, to sell the Notes, and to transfer the Trust Certificates to the Depositor pursuant to the Sale and Servicing Agreement;

       (ii) with the proceeds of the sale of the Notes, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement;

      (iii) to acquire, receive and accept from time to time the Owner Trust Estate, and to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

                                       -4-


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       (iv) to enter into and perform its obligations under the Basic
    Documents to which it is a party;

        (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

       (vi) subject to compliance with the Basic Documents to which the Trust is a party, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

    SECTION 2.4. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

    SECTION 2.5. Initial Capital Contribution of Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account.

    SECTION 2.6. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents to which the Trust is a party. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for federal income tax purposes, the Trust shall be disregarded as an entity apart from its owner, the Depositor, in the event that the Depositor is the sole Certificateholder for federal income tax purposes, or treated as a partnership if there is more than one Certificateholder for federal income tax purposes. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a division of the Depositor, or as a partnership, as the case may be, for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and to the extent not inconsistent herewith, in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee shall file the Certificate of Trust with the Secretary of State.

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    SECTION 2.7. Liability of the Depositor . (a) The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee. The Depositor shall also be liable directly to and will indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Owner Trust Estate) [to the extent that the Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor were a general partner] ; provided, however, that the Depositor shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Trust Certificates or a Noteholder in the capacity of an investor in the Notes. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the Depositor shall not be liable) shall be deemed third party beneficiaries of this paragraph.

    (b) No Holder, other than to the extent set forth in clause (a), shall have any personal liability for any liability or obligation of the Trust.

    SECTION 2.8. Title to Trust Property. Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

    SECTION 2.9. Situs of Trust. The Trust will be located in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be in Delaware.

    SECTION 2.10. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

    (a) The Depositor is duly organized and validly existing as a Nevada corporation with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

    (b) The Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

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

    (c) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Depositor, or any material indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administra-tive agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

    (d) It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

    SECTION 2.11. [Reserved]

    SECTION 2.12. Federal Income Tax Allocations. Net income of the Trust for any month as determined for Federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated:

    (a) for so long as (i) all of the Trust Certificates are owned by the Depositor, the Trust shall be disregarded as an entity separate from the Depositor such that net income of the Trust for any month as determined solely for federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated to the Depositor and treated in the same manner as if the Trust were a division or branch of the Depositor;

    (b) in the event that the Depositor transfers (as such term is defined for federal income tax purposes) any Trust Certificates and there is more than one owner of Trust Certificates for federal income tax purposes, net income of the Trust for any month as determined solely for federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated pro rata to the Certificateholders based on their Percentage Interest.

                                  ARTICLE III.

                 TRUST CERTIFICATES AND TRANSFER OF INTERESTS

    SECTION 3.1. Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Trust Certificates, the Depositor shall be the sole beneficiary of the Trust.

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

    SECTION 3.2. The Trust Certificates. The Trust Certificates shall be issued in minimum denominations of 5% Percentage Interest. The Trust Certificates shall be initially issued to the Depositor in a Percentage Interest of 100%. The Trust Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates. A transferee of a Trust Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder, upon due registration of such Trust Certificate in such transferee's name pursuant to Section 3.4.

    SECTION 3.3. Authentication of Trust Certificates. Concurrently with the initial sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Trust Certificates in an aggregate Percentage Interest equal to 100% to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further corporate action by the Depositor, in authorized denominations. No Trust Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication.

    SECTION 3.4. Registration of Transfer and Exchange of Trust Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Trust Certificates and of transfers and exchanges of Trust Certificates as herein provided. The Bank of New York shall be the initial Certificate Registrar.

    Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.8, and, upon satisfaction of the conditions set forth below, the Owner Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like class and aggregate face amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Trust Certificates may be exchanged for other Trust Certificates of the same class in authorized denominations of a like aggregate amount upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8.

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

    Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act. Each Trust Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

    No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may, but shall not be obligated to, require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

    Notwithstanding the foregoing, the Owner Trustee shall not make and the Certificate Registrar shall not register, transfers or exchanges of, Trust Certificates for a period of 15 days preceding the due date for any payment with respect to any Trust Certificates.

    SECTION 3.5. Mutilated, Destroyed, Lost or Stolen Trust Certificates. If
(a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and
(b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of actual knowledge by a Responsible Officer of the Owner Trustee that such Trust Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee or the Certificate Registrar may, but shall not be obligated to, require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

    SECTION 3.6. Persons Deemed Certificateholders. Every person by virtue of becoming a Certificateholder in accordance with this Agreement shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar may treat the Person in whose name any Trust Certificate shall be registered in the Certificate Register as the Owner of such Trust Certificate for the purpose of receiving distributions pursuant to
Section 5.2 and for all other
purposes whatsoever, and neither the Owner Trustee, nor the Certificate Registrar, nor the Paying Agent shall be bound by any notice to the contrary.

    SECTION 3.7. Access to List of Certificateholders' Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Servicer or the Depositor, within 15 days after receipt by the Owner Trustee of a request therefor from the Servicer or the Depositor in writing, a list, in such form as the Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Holders of Trust Certificates or one or more Holders of Trust Certificates evidencing not less than 25% of the Certificate Balance apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold either the Depositor or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

    SECTION 3.8. Maintenance of Office or Agency. The Owner Trustee shall maintain in the Borough of Manhattan, City of New York, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificates and the Basic Documents may be served. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

    SECTION 3.9. Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Reserve Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be U.S. Bank National Association and any co-paying agent chosen by U.S. Bank National Association and acceptable to the Servicer. The Paying Agent shall be permitted to resign upon 30 days' written notice to the Owner Trustee and the Servicer. In the event that U.S. Bank National Association shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Articles VII and VIII shall apply to U.S. Bank National Association or the Owner Trustee also in its role as Paying Agent, for so long as U.S. Bank National Association or the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

    SECTION 3.10. [Reserved]

    SECTION 3.11. [Reserved]

    SECTION 3.12. [Reserved]

    SECTION 3.13. [Reserved]

    SECTION 3.14. [Reserved]

    SECTION 3.15. [Reserved]

    SECTION 3.16. [Reserved]

    SECTION 3.17. Trust Certificate Transfer Restrictions. (a) The Trust Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title 1 of ERISA, (ii) a plan described in Section 4975(e) (1) of the Code, or (iii) any entity whose underlying assets include plan assets by reason of such plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Trust Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan. The Owner Trustee shall have no duty to determine whether Trust Certificates are owned by a Benefit Plan.

    (b) The Trust Certificates may not be offered or sold except to Qualified Institutional Buyers in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A thereunder.

    Each purchaser of the Trust Certificates will be deemed to have represented and agreed as follows:

        (i) It is a Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act and is acquiring the Trust Certificates for its own institutional account or for the account of a Qualified Institutional Buyer.

       (ii) It understands that the Trust Certificates will be offered in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Trust Certificates, such Trust Certificates may be resold, pledged or transferred only (a) to the Servicer (upon redemption), (b) to a person who the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (c) pursuant to an effective registration statement under the Securities Act.

      (iii) It understands that the Trust Certificates will bear a legend substantially to the following effect:

THE TRUST CERTIFICATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING ANY TRUST CERTIFICATE, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH TRUST CERTIFICATE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY (1) TO THE ISSUER (UPON REDEMPTION THEREOF OR OTHERWISE),
(2) TO A PERSON THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (3) IN A TRANSACTION COMPLYING WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

NO INTEREST IN THIS TRUST CERTIFICATE MAY BE ACQUIRED BY OR FOR THE ACCOUNT OF (i) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (ii) A PLAN DESCRIBED IN
SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (INCLUDING, WITHOUT LIMITATION, INDIVIDUAL RETIREMENT ACCOUNTS AND KEOGH PLANS),

OR (iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY. BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER HEREOF AND THE CERTIFICATE OWNER SHALL EACH BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

                                  ARTICLE IV.

                            ACTIONS BY OWNER TRUSTEE

    SECTION 4.1. Prior Notice to Owners with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

    (a) the initiation of any material claim or lawsuit by the Trust except claims or lawsuits brought in connection with the collection of the Receivables and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Receivables);

    (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

    (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

    (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

    (e) the amendment, change or modification of the Sale and Servicing Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders; or

    (f) the appointment pursuant to the Indenture of a successor Trustee or the consent to the assignment by the Note Registrar, Paying Agent or Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable. The Owner Trustee shall notify the Certificateholders in writing of any appointment of a successor Note Registrar, Paying Agent or Certificate Registrar within five Business Days thereof.

    SECTION 4.2. Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Certificateholders, to (a) remove the Servicer under the Sale and Servicing Agreement pursuant to Section 8.1 thereof or (b) sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

    SECTION 4.3. Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders and the delivery to the Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

    SECTION 4.4. Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3 nor shall the Owner Trustee be obligated to determine if a Certificateholder's direction violates this Section 4.4 or to follow any such direction, if given.

    SECTION 4.5. Majority Control. Except as otherwise specifically provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of Trust Certificates evidencing not less than a majority of the Percentage Interest. Except as otherwise specifically provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing not less than a majority of the Percentage Interest at the time of the delivery of such notice.

    SECTION 4.6. Execution of Documents. Notwithstanding anything herein to the contrary, the Owner Trustee is authorized, empowered and directed, on behalf of the Trust, to execute, deliver, issue and authenticate the Certificates, to execute, deliver and issue the Notes, and to execute and deliver each Basic Document to which the Trust or the Owner Trustee is or is to be a party and any other document, instrument, certificate or other writing that may be necessary, convenient or incidental thereto. Any such execution, delivery, issuance and authentication is hereby ratified and confirmed in all respects and does not and will be deemed not to conflict with, constitute or result in a breach or violation of, or a default under, any provision of or any duty under this Trust Agreement.

                                   ARTICLE V.

                    APPLICATION OF TRUST FUNDS: CERTAIN DUTIES

    SECTION 5.1. [Reserved]

    SECTION 5.2. Distributions to Certificateholders. (a) On each Distribution Date, the Owner Trustee will, based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 4.9 of the Sale and Servicing Agreement, distribute to Certificateholders, on a pro rata basis based on Percentage Interest, an amount equal to the Certificateholders' Distributable Amount.

    (a) On each Distribution Date, the Owner Trustee shall send to each Certificateholder the statement provided to the Owner Trustee by the Servicer pursuant to Section 5.8 of the Sale and Servicing Agreement on such Distribution Date.

    (b) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Certificateholder), the Owner Trustee may in it sole discretion withhold such amounts in accordance with this clause (c). In the event that an Owner wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred. The Servicer shall facilitate compliance with this Section 5.2(c) by performance of its duties under Section 10.1(b) of the Sale and Servicing Agreement.

    SECTION 5.3. [Reserved]

    SECTION 5.4. Method of Payment. Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if
(i) such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date or (ii) such Certificateholder is the Depositor, or an Affiliate thereof, or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, the final distribution in respect of any Trust Certificate (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Trust Certificate at the office or agency maintained for that purpose by the Owner Trustee pursuant to Section 3.8.

    SECTION 5.5. No Segregation of Monies; No Interest. Subject to Sections
5.1 and 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law. The Owner Trustee shall not be liable for any interest thereon.

    SECTION 5.6. Accounting and Reports to the Noteholders, Certificateholders, the Internal Revenue Service and Others. Subject to Sections 10.1(b)(iii) and 10.1(c) of the Sale and Servicing Agreement, the Depositor shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including, if applicable, Schedule K-1) to enable each Certificateholder to prepare its Federal and state income tax returns, (c) prepare or cause to be prepared, and file or cause to be filed, all tax returns, if any, relating to the Trust (including, if applicable, a partnership information return, Form 1065), and direct the Owner Trustee to make such elections as may from time to time be required or appropriate under any applicable state or Federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a division or branch of its 100% owner, or as a partnership, as the case may be, for Federal income tax purposes and (d) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.2(c) with respect to income or distributions to Certificateholders. The Owner Trustee shall make all elections pursuant to this Section as directed by the Depositor. The Owner Trustee shall sign all tax information returns furnished to it in execution form by the Depositor, and filed pursuant to this Section 5.6 and any other returns as may be required by law and so furnished to it by the Depositor, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Depositor. In the event the Trust is characterized as a partnership for federal income tax purposes, the Depositor shall cause the Trust to elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables, and the Trust shall not make the election provided under Section 754 of the Code.

    SECTION 5.7. Signature on Returns; Tax Matters Partner. (a) Notwithstanding the provisions of Section 5.6, the Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, if any, furnished to it in execution form by the Depositor, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by the Depositor so long as it is a Certificateholder, in its capacity as "tax matters partner."

    (b) In the event the Trust is characterized as a partnership for federal income tax purposes, and the Depositor is a Certificateholder, the Depositor shall be the "tax matters partner" of the Trust pursuant to the Code.

                                  ARTICLE VI.

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

    SECTION 6.1. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is named as a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is named as a party and any amendment thereto, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee's execution thereof, and on behalf of the Trust, to direct the Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $109,300,000, Class A-2 Notes in the aggregate principal amount of $155,000,000, Class A-3 Notes in the aggregate principal amount of $170,000,000, Class A-4 Notes in the aggregate principal amount of $90,000,000, Class A-5 Notes in the aggregate principal amount of $41,696,000 and Class B Notes in the aggregate principal amount of $36,128,240. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Servicer recommends to it in writing with respect to the Basic Documents.

    It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents and to administer the Trust in the interest of the Owners, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Servicer has agreed in the Sale and Servicing Agreement, or the Depositor has agreed hereunder or thereunder, to perform any act or to discharge any duty of the Owner Trustee hereunder or of the Trust under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Servicer or the Depositor to carry out its obligations hereunder or thereunder.

    SECTION 6.2. Action upon Instruction. (a) Subject to Article IV, the Certificateholders may, by written instruction, direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

    (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

    (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

    (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

    SECTION 6.3. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any direction or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation or termination statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, the

Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

    SECTION 6.4. No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any direction or instruction delivered to the Owner Trustee pursuant to Section 6.3.

    SECTION 6.5. Restrictions. The Owner Trustee shall not take any action
(a) that is inconsistent with the purposes of the Trust set forth in Section
2.3 or (b) that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

    SECTION 6.6. Notice of Default Under Indenture. Within 5 business days of receipt of a notice of Default under the Indenture, the Owner trustee shall provide notice to each Certificateholder by letter.

                                  ARTICLE VII.

                        CONCERNING THE OWNER TRUSTEE

    SECTION 7.1. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in
Section 7.3 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

    (a) the Owner Trustee shall not be liable for any error of judgment made by a Responsible Officer of the Owner Trustee;

    (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Servicer or any Certificateholder;

    (c) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

    (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

    (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the Basic Documents;

    (f) the Owner Trustee shall not be liable for the default or misconduct of the Trustee or the Servicer or the Depositor under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to insure compliance by the Servicer or the Depositor with any agreement to which it is a party or to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement or the Depositor under this Agreement; and

    (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and, except as otherwise provided in the third sentence of this
Section 7.1, the Owner Trustee shall not be answerable to any Certificateholder in the performance of any such act.

    SECTION 7.2. Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

    SECTION 7.3. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

    (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of New York and having an office within the State of New York. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

    (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

    (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or New York state law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

    SECTION 7.4. Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

    (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Basic Document.

    SECTION 7.5. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created The Bank of New York acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

    SECTION 7.6. Owner Trustee Not Liable for Trust Certificates or Receivables. The recitals contained herein and in the Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) shall be taken as the statements of the Depositor and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

    SECTION 7.7. Owner Trustee May Own Trust Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                 ARTICLE VIII.

                       COMPENSATION OF OWNER TRUSTEE

    SECTION 8.1. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Sponsor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

    SECTION 8.2. Indemnification. The Depositor shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.1. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

    SECTION 8.3. Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                  ARTICLE IX.

                     DISSOLUTION AND TERMINATION OF TRUST

    SECTION 9.1. Termination of Trust Agreement. (a) The Trust shall dissolve, (i) upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder or Owner, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's or Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

    (b) Except as provided in clause (a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

    (c) Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 9.1(c) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent (if other than the Owner Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.2.

    In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed, subject to applicable escheat laws, by the Owner Trustee to the Depositor. Certificateholders shall thereafter look solely to the Depositor as general unsecured creditors.

    (d) Any funds remaining in the Trust after funds for final distribution have been distributed or set aside for distribution shall be distributed by the Owner Trustee to the Depositor.

    (e) Upon dissolution and completion of the winding up of the Trust, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute and thereupon the Trust and this Agreement shall terminate. The Owner Trustee shall furnish notice of such dissolution to each Rating Agency.

    SECTION 9.2. [Reserved]

                                   ARTICLE X.

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

                                       -24

    SECTION 10.1. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation authorized to exercise corporate trust powers; and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities and have (or have a parent which has) a long-term unsecured debt rating of at least "BBB" by Standard & Poor's and at least "Baa3" by Moody's; provided that with respect to the Owners Trustee (but not any successor trustee) the combined capital and surplus of the parent organization of such banking corporation shall be included in the determination of the combined capital and surplus of such banking corporation. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2. In addition, at all times the Owner Trustee or a co-trustee shall be a person that satisfies the requirements of Section 3807(a) of the Business Trust Statute (the "Delaware Trustee").

    SECTION 10.2. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

    If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Servicer, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Owner Trustee. If the Servicer shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

    Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Servicer shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

    SECTION 10.3. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Servicer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Servicer and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

    No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

    Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Servicer shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Trustee, the Noteholders and the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Servicer.

    SECTION 10.4. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that the Owner Trustee shall mail notice of such merger, sale, conversion or consolidation to the Rating Agencies.

    SECTION 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located or relating to the transactions contemplated by the Basic Documents, the Servicer and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Owner Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Owner Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

    Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

        (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

       (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

      (iii) the Servicer and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

    Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Servicer.

    Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                  ARTICLE XI.

                                 MISCELLANEOUS

    SECTION 11.1. Supplements and Amendments. (a) This Agreement may be amended by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder; provided, further, that any amendment within the scope of Section 11.1(b)(i) or (ii) shall be deemed to materially and adversely affect the interests of the Noteholders or the Certificateholders, as evidenced by an Officer's Certificate of the Servicer delivered to the Owner Trustee.

    (b) This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and, to the extent affected thereby, the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Holders of all outstanding Certificates. Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Trustee and each of the Rating Agencies.

    (c) It shall not be necessary for the consent of Certificateholders, the Noteholders or the Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

    (d) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

    (e) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise. The Owner Trustee shall furnish copies of any such amendments to this Agreement to each Rating Agency.

    SECTION 11.2. No Legal Title to Owner Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

    SECTION 11.3. Limitations on Rights of Others. Except for Section 2.7, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholders, the Servicer and, to the extent expressly provided herein, the Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

    SECTION 11.4. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested and shall be deemed to have been duly given upon receipt, if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to Barnett Auto Receivables Corp., 3800 Howard Hughes Parkway, Suite 1560, Las Vegas, Nevada 89109,

Attention: General Counsel; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

    (a) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

    SECTION 11.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    SECTION 11.6. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

    SECTION 11.7. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

    SECTION 11.8. [Reserved]

    SECTION 11.9. No Petition. The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, and the Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenants and agrees that they will not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the Basic Documents.

    SECTION 11.10. No Recourse. Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder's Trust Certificates represent beneficial ownership interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Owner Trustee, the Trustee or any Affiliate thereof and no recourse by such Certificateholder may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the Basic Documents.

    SECTION 11.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

    SECTION 11.12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

    SECTION 11.13. [Reserved]

    SECTION 11.14. Servicer. The Servicer is authorized to execute on behalf of the Trust all such documents, reports, filings, tax returns, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Basic Documents. Upon written request, the Owner Trustee on behalf of the Trust shall execute and deliver to the Servicer a power of attorney appointing the Servicer the Trust's agent and attorney-in-fact to execute all such documents, reports, filings, tax returns, instruments, certificates and opinions.

    IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.


                                       THE BANK OF NEW YORK,
                                       as Owner Trustee



                                       By: __________________________________
                                       Name:
                                       Title:



                                       BARNETT AUTO RECEIVABLES CORP.,
                                       as Depositor,



                                       By: __________________________________
                                       Name:
                                       Title:

                                                                    EXHIBIT A
NUMBER                                                  % Percentage Interest
R-                                                      CUSIP NO. ___________


                      SEE REVERSE FOR CERTAIN DEFINITIONS

    THE TRUST CERTIFICATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING ANY TRUST CERTIFICATE, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH TRUST CERTIFICATE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY (1) TO THE ISSUER (UPON REDEMPTION THEREOF OR OTHERWISE), (2) TO A PERSON THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (3) IN A TRANSACTION COMPLYING WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

    NO INTEREST IN THIS TRUST CERTIFICATE MAY BE ACQUIRED BY OR FOR THE ACCOUNT OF (i) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (ii) A PLAN DESCRIBED IN
SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (INCLUDING, WITHOUT LIMITATION, INDIVIDUAL RETIREMENT ACCOUNTS AND KEOGH PLANS), OR (iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH PLAN'S INVESTMENT IN THE ENTITY (EACH A "BENEFIT PLAN"). BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER HEREOF AND THE CERTIFICATE OWNER SHALL EACH BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

                           BARNETT AUTO TRUST 1997-A

                            ASSET BACKED CERTIFICATE

evidencing a beneficial ownership interest in certain distributions of the Trust, as defined below, the property of which includes a pool of retail installment sale contracts and other motor vehicle installment chattel paper secured by new and used automobiles (including passenger cars, minivans, sport/utility vehicles and light trucks), and sold to the Trust by Barnett Auto Receivables Corp.

(This Trust Certificate does not represent an interest in or obligation of Barnett Auto Receivables Corp. or any of its Affiliates, except to the extent described below.)

    THIS CERTIFIES THAT Barnett Auto Receivables Corp. is the registered owner of 100% Percentage Interest nonassessable, fully-paid, beneficial ownership interest in Barnett Auto Trust 1997-A (the "Trust") formed by Barnett Auto Receivables Corp., a Nevada corporation (the "Depositor").

    The Trust was created pursuant to a Trust Agreement dated as of September 1, 1997 (the "Trust Agreement"), between the Depositor and The Bank of New York, not in its individual capacity but solely as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

    This Certificate is one of the duly authorized Trust Certificates designated as "Asset Backed Certificates" (herein called the "Trust Certificates"). Also issued under the Indenture dated as of September 1, 1997, between the Trust and U.S. Bank National Association as trustee, are Notes designated as "Class A-1 5.6544% Asset Backed Notes" (the "Class A-1 Notes"), "Class A-2 5.92% Asset Backed Notes" (the "Class A-2 Notes"), "Class A-3 6.03% Asset Backed Notes" (the "Class A-3 Notes"), "Class A-4 6.18% Asset Backed Notes" (the "Class A-4 Notes"), "Class A-5 6.26% Asset Backed Notes" (the "Class A-5 Notes") and "Class B 6.38% Asset Backed Notes" (the "Class B Notes" and, together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class A-5 Notes, the "Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of retail installment sale contracts and other motor vehicle installment chattel paper secured by new and used automobiles (including passenger cars, minivans, sport/utility vehicles and light trucks), (the "Receivables"), all monies received on the Receivables on or after September 1, 1997, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement.

    Under the Trust Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing in October 1997 to the Person in whose name this Trust Certificate is registered at the close of business on the last day of the calendar month immediately preceding the Distribution Date (the "Record Date") such Certificateholder's Percentage Interest in the amount to be distributed to Certificateholders on such Distribution Date.

    The holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as applicable.

    It is the intent of the Depositor, Servicer, and Certificateholders that, for purposes of Federal income taxes, the Trust will be disregarded as an entity apart from its owner if there is only one owner for Federal income tax purposes, or, if there is more than one owner for Federal income tax purposes, will be treated as a partnership the partners of which are the Certificateholders. The Certificateholders by acceptance of a Trust Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Trust and the Trust Certificates for such tax purposes as just described.

    Each Certificateholder, by its acceptance of a Trust Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust or the Depositor, or join in any institution against the Trust or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

    Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Trust Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency maintained for the purpose by the Owner Trustee in the Borough of Manhattan, City of New York.

    Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

    THIS TRUST CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

    IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.

Date:

                                       BARNETT AUTO TRUST 1997-A


                                       By: THE BANK OF NEW YORK,
                                             solely as Owner Trustee and not
                                             in its individual capacity


                                       By: __________________________________
                                       Authorized Signatory


                 OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

    This is one of the Trust Certificates of Barnett Auto Trust 1997-A referred to in the within-mentioned Trust Agreement.

Date:

                                       THE BANK OF NEW YORK,
                                       solely as Owner Trustee and not in its
                                       individual capacity


                                       By: __________________________________
                                       Authorized Signatory

                         (Reverse of Trust Certificate)

    The Trust Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. The Trust Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by any Certificateholder upon written request.

    The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the holders of the Notes and the Trust Certificates evidencing not less than a majority of the outstanding principal balance of the Notes and the Certificate Balance. Any such consent by the holder of this Trust Certificate shall be conclusive and binding on such holder and on all future holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Trust Certificates.

    As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Trust Certificates in authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is the Owner Trustee.

    As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates in authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner

Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

    The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

    The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Owner Trust Estate. The Servicer may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Trust Certificates; however, such right of purchase is exercisable, subject to certain restrictions, only as of the last day of any Collection Period as of which the Pool Balance is 5% or less of the Initial Pool Balance. In addition, if the Servicer does not exercise its option to purchase the Receivables within 90 days after the last day of the Collection Period as of which such right can first be exercised, an auction sale shall be conducted (as described in the Sale and Servicing Agreement) and such auction shall effect early retirement of the Certificates.

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)



the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



_______________________________________ Attorney to transfer said Trust
Certificate on the books of the Trust Certificate Registrar, with full power of substitution in the premises.

Dated:


                                       *
                                       Signature Guaranteed:
                                       *


------------------------
* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                    EXHIBIT B

                                    [FORM OF]
                             CERTIFICATE OF TRUST OF
                            BARNETT AUTO TRUST 1997-A

    THIS Certificate of Trust of Barnett Auto Trust 1997-A (the "Trust"), is being duly executed and filed by The Bank of New York, a New York banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, Section 3801 et seq.).

    1. Name. The name of the business trust formed hereby is BARNETT AUTO TRUST 1997-A.

    2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is ____________________, ____________________,
____________________, Delaware ____________________, Attention: ____________
____________________.

    IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust.

                                       _____________________________________,

                                       not in its individual capacity but
                                       solely as owner trustee of the Trust.
                                       By: __________________________________
                                       Name:
                                       Title:

                                       B-1